AIR

NEVADA

STANDARD SUBLEASE

(Short-form to be used with post 1995 AIR leases)

(NOTE: DO NOT USE IF LESS THAN ENTIRE PREMISES ARE BEING SUBLET. FOR SITUATIONS WHERE THE PREMISES ARE TO BE OCCUPIED BY MORE THAN ONE TENANT OR SUBTENANT USE THE "STANDARD SUBLEASE–MULTI-TENANT" FORM)

1. **Basic Provisions ("Basic Provisions").**

1.1 **Parties:** This Sublease ("Sublease"), dated for reference purposes only April 12, 2010, is made by and between ASI Capital Corporation, a Nevada Corporation ("Sublessor") and Capital Business Services, Inc., a Nevada Corporation ("Sublessee"), (collectively the "**Parties**", or individually a "**Party**").

1.2 **Premises:** That certain real property, including all improvements therein, and commonly known by the street address of 9121 W. Russell, Suite 110 located in the County of Clark, State of Nevada and generally described as (describe briefly the nature of the property) General Office Space ("Premises").

1.3 **Term:** 1 years and 0 months commencing June 1, 2010 ("Commencement Date") and ending May 31, 2011 ("Expiration Date").

1.4 **Early Possession:** If the Premises are available Sublessee may have non-exclusive possession of the Premises commencing April 20, 2010 ("Early Possession Date").

1.5 **Base Rent:** $3,747.00 per month ("Base Rent"), payable on the 1st day of each month commencing June 1, 2010

☐ If this box is checked, there are provisions in this Lease for the Base Rent to be adjusted

1.6 **Base Rent and Other Monies Paid Upon Execution:**

(a) **Base Rent:** $3,747.00 for the period June 1, 2010 - June 30, 2010

(b) **Security Deposit:** $3,747.00 ("Security Deposit").

(c) **Association Fees:** $0.00 for the period

(d) **Other:** $0.00 for n/a

(e) **Total Due Upon Execution of this Lease:** $7,494.00

1.7 **Agreed Use:** The Premises shall be used and occupied only for general office, call center and administration for a business services company and for no other purposes.

1.8 **Real Estate Brokers:**

(a) **Representation:** The following real estate brokers (the "**Brokers**") and brokerage relationships exist in this transaction (check applicable boxes):

☑ Prudential Americana Group represents Sublessor exclusively ("**Sublessor's Broker**");

☑ Commercial Executives represents Sublessee exclusively ("**Sublessee's Broker**"); or

☐ represents both Sublessor and Sublessee ("**Dual Agency**").

(b) **Payment to Brokers:** Upon execution and delivery of this Sublease by both Parties, Sublessor shall pay to the Brokers the brokerage fee agreed to in a separate written agreement (or if there is no such agreement, the sum of n/a or $ % of the total Base Rent) for the brokerage services rendered by the Brokers.

1.9 **Guarantor.** The obligations of the Sublessee under this Sublease shall be guaranteed by Heath Michael Iliescu ("Guarantor").

1.10 **Attachments.** Attached hereto are the following, all of which constitute a part of this Sublease:

☑ an Addendum consisting of Paragraphs 13 through 16;

☐ a plot plan depicting the Premises;

☐ a Work Letter;

☑ a copy of the master lease and any and all amendments to such lease (collectively the "Master Lease");

☑ other (specify): a copy of the sublease agreement between Joseph L. Lazarus and Terry F. Polis and ASI Capital Corporation, a Nevada Corporation, Option to Extend, Personal Guaranty

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2. **Premises.**

2.1 **Letting.** Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Sublease. While the approximate square footage of the Premises may have been used in the marketing of the Premises for purposes of comparison, the Base Rent stated herein is NOT tied to square footage and is not subject to adjustment should the actual size be determined to be different. **Note: Sublessee is advised to verify the actual size prior to executing this Sublease.**

2.2 **Condition.** Sublessor shall deliver the Premises to Sublessee broom clean and free of debris on the Commencement Date or the Early Possession Date, whichever first occurs ("**Start Date**"), and warrants that the existing electrical, plumbing, fire sprinkler, lighting, heating, ventilating and air conditioning systems ("**HVAC**"), and any items which the Sublessor is obligated to construct pursuant to the Work Letter attached hereto, if any, other than those constructed by Sublessee, shall be in good operating condition on said date. If a non-compliance with such warranty exists as of the Start Date, or if one of such systems or elements should malfunction or fail within the appropriate warranty period, Sublessor shall, as Sublessor's sole obligation with respect to such matter, except as otherwise provided in this Sublease, promptly after receipt of written notice from Sublessee setting forth with specificity the nature and extent of such non-compliance, malfunction or failure, rectify same at Sublessor's expense. The warranty periods shall be as follows: (i) 6 months as to the HVAC systems, and (ii) 30 days as to the remaining systems and other elements. If Sublessee does not give Sublessor the required notice within the appropriate warranty period, correction of any such non-compliance, malfunction or failure shall be the obligation of Sublessee at Sublessee's sole cost and expense.

2.3 **Compliance.** Sublessor warrants that any improvements, alterations or utility installations made or installed by or on behalf of Sublessor to or on the Premises comply with all applicable covenants or restrictions of record and applicable building codes, regulations and ordinances ("**Applicable Requirements**") in effect on the date that they were made or installed. Sublessor makes no warranty as to the use to which Sublessee will put the Premises or to modifications which may be required by the Americans with Disabilities Act or any similar laws as a result of Sublessee's use. **NOTE: Sublessee is responsible for determining whether or not the zoning and other Applicable Requirements are appropriate for Sublessee's intended use, and acknowledges that past uses of the Premises may no longer be allowed.** If the Premises do not comply with said warranty, Sublessor shall, except as otherwise provided, promptly after receipt of written notice from Sublessee setting forth with specificity the nature and extent of such non-compliance, rectify the same.

2.4 **Acknowledgements.** Sublessee acknowledges that: (a) it has been given an opportunity to inspect and measure the Premises, (b) it has been advised by Sublessor and/or Brokers to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements and the Americans with Disabilities Act), and their suitability for Sublessee's intended use, (c) Sublessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to its occupancy of the Premises, (d) it is not relying on any representation as to the size of the Premises made by Brokers or Sublessor, (e) the square footage of the Premises was not material to Sublessee's decision to sublease the Premises and pay the Rent stated herein, and (f) neither Sublessor, Sublessor's agents, nor Brokers have made any oral or written representations or warranties with respect to said matters other than as set forth in this Sublease. In addition, Sublessor acknowledges that: (i) Brokers have made no representations, promises or warranties concerning Sublessee's ability to honor the Sublease or suitability to occupy the Premises, and (ii) it is Sublessor's sole responsibility to investigate the financial capability and/or suitability of all proposed tenants.

2.5 **Americans with Disabilities Act.** In the event that as a result of Sublessee's use, or intended use, of the Premises the Americans with Disabilities Act or any similar law requires modifications or the construction or installation of improvements in or to the Premises, Building, Project and/or Common Areas, the Parties agree that such modifications, construction or improvements shall be made at: ☐ Sublessor's expense ☒ Sublessee's expense.

3. **Possession.**

3.1 **Early Possession.** Any provision herein granting Sublessee Early Possession of the Premises is subject to and conditioned upon the Premises being available for such possession prior to the Commencement Date. Any grant of Early Possession only conveys a non-exclusive right to occupy the Premises. If Sublessee totally or partially occupies the Premises prior to the Commencement Date, the obligation to pay Base Rent shall be abated for the period of such early possession. All other terms of this Sublease (including but not limited to the obligations to pay Sublessee's Share of Common Area Operating Expenses, Real Property Taxes and insurance premiums and to maintain the Premises) shall, however, be in effect during such period. Any such Early Possession shall not affect the Expiration Date.

3.2 **Delay in Commencement.** Sublessor agrees to use its best commercially reasonable efforts to deliver possession of the Premises by the Commencement Date. If, despite said efforts, Sublessor is unable to deliver possession as agreed, the rights and obligations of Sublessor and Sublessee shall be as set forth in Paragraph 3.3 of the Master Lease (as modified by Paragraph 6.3 of this Sublease).

3.3 **Sublessee Compliance.** Sublessor shall not be required to tender possession of the Premises to Sublessee until Sublessee complies with its obligation to provide evidence of insurance. Pending delivery of such evidence, Sublessee shall be required to perform all of its obligations under this Sublease from and after the Start Date, including the payment of Rent, notwithstanding Sublessor's election to withhold possession pending receipt of such evidence of insurance. Further, if Sublessee is required to perform any other conditions prior to or concurrent with the Start Date, the Start Date shall occur but Sublessor may elect to withhold possession until such conditions are satisfied.

4. **Rent and Other Charges.**

4.1 **Rent Defined.** All monetary obligations of Sublessee to Sublessor under the terms of this Sublease (except for the

Security Deposit) are deemed to be rent ("**Rent**"). Rent shall be payable in lawful money of the United States to Sublessor at the address stated herein or to such other persons or at such other places as Sublessor may designate in writing.

4.2 **Utilities.** Sublessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon.

5 **Security Deposit.** The rights and obligations of Sublessor and Sublessee as to said Security Deposit shall be as set forth in Paragraph 5 of the Master Lease (as modified by Paragraph 7.3 of this Sublease).

6. **Master Lease.**

6.1 Sublessor is the lessee of the Premises by virtue of a lease, hereinafter the "**Master Lease**", wherein Beltway One Development Group, LLC, a Nevada Limited Liability Company is the lessor, hereinafter the "**Master Lessor**".

6.2 This Sublease is and shall be at all times subject and subordinate to the Master Lease.

6.3 The terms, conditions and respective obligations of Sublessor and Sublessee to each other under this Sublease shall be the terms and conditions of the Master Lease except for those provisions of the Master Lease which are directly contradicted by this Sublease in which event the terms of this Sublease document shall control over the Master Lease. Therefore, for the purposes of this Sublease, wherever in the Master Lease the word "Lessor" is used it shall be deemed to mean the Sublessor herein and wherever in the Master Lease the word "Lessee" is used it shall be deemed to mean the Sublessee herein.

6.4 During the term of this Sublease and for all periods subsequent for obligations which have arisen prior to the termination of this Sublease, Sublessee does hereby expressly assume and agree to perform and comply with, for the benefit of Sublessor and Master Lessor, each and every obligation of Sublessor under the Master Lease except for the following paragraphs which are excluded therefrom: none

6.5 The obligations that Sublessee has assumed under paragraph 6.4 hereof are hereinafter referred to as the "**Sublessee's Assumed Obligations**". The obligations that sublessee has not assumed under paragraph 6.4 hereof are hereinafter referred to as the "**Sublessor's Remaining Obligations**".

6.6 Sublessee shall hold Sublessor free and harmless from all liability, judgments, costs, damages, claims or demands, including reasonable attorneys fees, arising out of Sublessee's failure to comply with or perform Sublessee's Assumed Obligations.

6.7 Sublessor agrees to maintain the Master Lease during the entire term of this Sublease, subject, however, to any earlier termination of the Master Lease without the fault of the Sublessor, and to comply with or perform Sublessor's Remaining Obligations and to hold Sublessee free and harmless from all liability, judgments, costs, damages, claims or demands arising out of Sublessor's failure to comply with or perform Sublessor's Remaining Obligations.

6.8 Sublessor represents to Sublessee that the Master Lease is in full force and effect and that no default exists on the part of any Party to the Master Lease.

7. **Assignment of Sublease and Default.**

7.1 Sublessor hereby assigns and transfers to Master Lessor Sublessor's interest in this Sublease, subject however to the provisions of Paragraph 8.2 hereof.

7.2 Master Lessor, by executing this document, agrees that until a Default shall occur in the performance of Sublessor's Obligations under the Master Lease, that Sublessor may receive, collect and enjoy the Rent accruing under this Sublease. However, if Sublessor shall Default in the performance of its obligations to Master Lessor then Master Lessor may, at its option, receive and collect, directly from Sublessee, all Rent owing and to be owed under this Sublease. In the event, however, that the amount collected by Master Lessor exceeds Sublessor's obligations any such excess shall be refunded to Sublessor. Master Lessor shall not, by reason of this assignment of the Sublease nor by reason of the collection of the Rent from the Sublessee, be deemed liable to Sublessee for any failure of the Sublessor to perform and comply with Sublessor's Remaining Obligations.

7.3 Sublessor hereby irrevocably authorizes and directs Sublessee upon receipt of any written notice from the Master Lessor stating that a Default exists in the performance of Sublessor's obligations under the Master Lease, to pay to Master Lessor the Rent due and to become due under the Sublease. Sublessor agrees that Sublessee shall have the right to rely upon any such statement and request from Master Lessor, and that Sublessee shall pay such Rent to Master Lessor without any obligation or right to inquire as to whether such Default exists and notwithstanding any notice from or claim from Sublessor to the contrary and Sublessor shall have no right or claim against Sublessee for any such Rent so paid by Sublessee.

7.4 No changes or modifications shall be made to this Sublease without the consent of Master Lessor.

8. **Consent of Master Lessor.**

8.1 In the event that the Master Lease requires that Sublessor obtain the consent of Master Lessor to any subletting by Sublessor then, this Sublease shall not be effective unless, within 10 days of the date hereof, Master Lessor signs this Sublease thereby giving its consent to this Subletting.

8.2 In the event that the obligations of the Sublessor under the Master Lease have been guaranteed by third parties then neither this Sublease, nor the Master Lessor's consent, shall be effective unless, within 10 days of the date hereof, said guarantors sign this Sublease thereby giving their consent to this Sublease.

8.3 In the event that Master Lessor does give such consent then:

(a) Such consent shall not release Sublessor of its obligations or alter the primary liability of Sublessor to pay the Rent and perform and comply with all of the obligations of Sublessor to be performed under the Master Lease.

(b) The acceptance of Rent by Master Lessor from Sublessee or any one else liable under the Master Lease shall not be deemed a waiver by Master Lessor of any provisions of the Master Lease.

(c) The consent to this Sublease shall not constitute a consent to any subsequent subletting or assignment.

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(d) In the event of any Default of Sublessor under the Master Lease, Master Lessor may proceed directly against Sublessor, any guarantors or any one else liable under the Master Lease or this Sublease without first exhausting Master Lessor's remedies against any other person or entity liable thereon to Master Lessor.

(e) Master Lessor may consent to subsequent sublettings and assignments of the Master Lease or this Sublease or any amendments or modifications thereto without notifying Sublessor or any one else liable under the Master Lease and without obtaining their consent and such action shall not relieve such persons from liability.

(f) In the event that Sublessor shall Default in its obligations under the Master Lease, then Master Lessor, at its option and without being obligated to do so, may require Sublessee to attorn to Master Lessor in which event Master Lessor shall undertake the obligations of Sublessor under this Sublease from the time of the exercise of said option to termination of this Sublease but Master Lessor shall not be liable for any prepaid Rent nor any Security Deposit paid by Sublessee, nor shall Master Lessor be liable for any other Defaults of the Sublessor under the Sublease.

(g) Unless directly contradicted by other provisions of this Sublease, the consent of Master Lessor to this Sublease shall not constitute an agreement to allow Sublessee to exercise any options which may have been granted to Sublessor in the Master Lease (see Paragraph 39.2 of the Master Lease).

8.4 The signatures of the Master Lessor and any Guarantors of Sublessor at the end of this document shall constitute their consent to the terms of this Sublease.

8.5 Master Lessor acknowledges that, to the best of Master Lessor's knowledge, no Default presently exists under the Master Lease of obligations to be performed by Sublessor and that the Master Lease is in full force and effect.

8.6 In the event that Sublessor Defaults under its obligations to be performed under the Master Lease by Sublessor, Master Lessor agrees to deliver to Sublessee a copy of any such notice of default. Sublessee shall have the right to cure any Default of Sublessor described in any notice of default within ten days after service of such notice of default on Sublessee. If such Default is cured by Sublessee then Sublessee shall have the right of reimbursement and offset from and against Sublessor.

9. **Additional Brokers Commissions.**

9.1 Sublessor agrees that if Sublessee exercises any option or right of first refusal as granted by Sublessor herein, or any option or right substantially similar thereto, either to extend the term of this Sublease, to renew this Sublease, to purchase the Premises, or to lease or purchase adjacent property which Sublessor may own or in which Sublessor has an interest, then Sublessor shall pay to Broker a fee in accordance with the schedule of Broker in effect at the time of the execution of this Sublease. Notwithstanding the foregoing, Sublessor's obligation under this Paragraph is limited to a transaction in which Sublessor is acting as a Sublessor, lessor or seller.

9.2 Master Lessor agrees that if Sublessee shall exercise any option or right of first refusal granted to Sublessee by Master Lessor in connection with this Sublease, or any option or right substantially similar thereto, either to extend or renew the Master Lease, to purchase the Premises or any part thereof, or to lease or purchase adjacent property which Master Lessor may own or in which Master Lessor has an interest, or if Broker is the procuring cause of any other lease or sale entered into between Sublessee and Master Lessor pertaining to the Premises, any part thereof, or any adjacent property which Master Lessor owns or in which it has an interest, then as to any of said transactions, Master Lessor shall pay to Broker a fee, in cash, in accordance with the schedule of Broker in effect at the time of the execution of this Sublease.

9.3 Any fee due from Sublessor or Master Lessor hereunder shall be due and payable upon the exercise of any option to extend or renew, upon the execution of any new lease, or, in the event of a purchase, at the close of escrow.

9.4 Any transferee of Sublessor's interest in this Sublease, or of Master Lessor's interest in the Master Lease, by accepting an assignment thereof, shall be deemed to have assumed the respective obligations of Sublessor or Master Lessor under this Paragraph 9. Broker shall be deemed to be a third-party beneficiary of this paragraph 9.

10. **Representations and Indemnities of Broker Relationships.** The Parties each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder (other than the Brokers, if any) in connection with this Sublease, and that no one other than said named Brokers is entitled to any commission or finder's fee in connection herewith. Sublessee and Sublessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, attorneys' fees reasonably incurred with respect thereto.

11. **Attorney's fees.** If any Party or Broker brings an action or proceeding involving the Premises whether founded in tort, contract or equity, or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys' fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, "Prevailing Party" shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense. The attorneys' fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees reasonably incurred. In addition, Sublessor shall be entitled to attorneys' fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach ($200 is a reasonable minimum per occurrence for such services and consultation).

12. **No Prior or Other Agreements; Broker Disclaimer.** This Sublease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective. Sublessor and Sublessee each represents and warrants to the Brokers that it has made, and is relying solely upon, its own investigation as to the nature, quality, character and financial responsibility of the other Party to this Sublease and as to the use, nature, quality and character

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of the Premises. Brokers have no responsibility with respect thereto or with respect to any default or breach hereof by either Party. The liability (including court costs and attorneys' fees), of any Broker with respect to negotiation, execution, delivery or performance by either Sublessor or Sublessee under this Sublease or any amendment or modification hereto shall be limited to an amount up to the fee received by such Broker pursuant to this Sublease; provided, however that the foregoing limitation on each Broker's liability shall not be applicable to any gross negligence or willful misconduct of such Broker.

ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AIR COMMERCIAL REAL ESTATE ASSOCIATION OR BY ANY REAL ESTATE BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS SUBLEASE OR THE TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE URGED TO:

1. SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS SUBLEASE.

2. RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES. SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PROPERTY, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, AND THE SUITABILITY OF THE PREMISES FOR SUBLESSEE'S INTENDED USE.

WARNING: IF THE SUBJECT PROPERTY IS LOCATED IN A STATE OTHER THAN NEVADA, CERTAIN PROVISIONS OF THE SUBLEASE MAY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED.

Executed at: HENDERSON, NV
On: 4/20/10

By Sublessor:
ASI Capital Corporation, a Nevada Corporation

By: [signature]
Name Printed: ~~Jerry E. Polis~~ ERIC M POLIS
Title: ~~President/Director~~ SECRETARY / TREAS

By:
Name Printed:
Title:
Address: 980 American Pacific Road #111
Henderson, Nevada 89014
Telephone: ( ) 702 734 1888
Facsimile: ( )
Federal ID No.

Executed at: Las Vegas, Nev
On: 4-19-10

By Sublessee:
Capital Business Services, Inc., a Nevada Corporation

By: [signature]
Name Printed: Heath Michael Iliescu
Title: President

By:
Name Printed:
Title:
Address:
Telephone: (702) 672.5788
Facsimile: ( )
Federal ID No.

BROKER:
Prudential Americana Group

Attn: Jordie Primack KJLC
Title: Owner/mgr JORDAN S. PRIMACK
Address 871 Coronado Center Drive #100
Henderson, Nevada 89052
Telephone: ( )
Facsimile: ( )
Federal ID No.

BROKER:
Commercial Executives

Attn: Scott Jones Walker | Bobbi Miracle
Title: Broker | Salesperson
Address: 7215 W. Sahara, Suite 100
Las Vegas, Nevada 89117
Telephone: (702) 316-4500
Facsimile: (702) 315-4154
Federal ID No.

Consent to the above Sublease is hereby given.

Executed at: HENDERSON, NV

Executed at: Las Vegas Nev.

EP
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On: 4/20/10

By Master Lessor:
Beltway One Development Group, LLC, a Nevada Limited Liability Company

By: Beltway One Management Group, LLC, a
~~Name Printed:~~ Nevada Limited Liability Company
Title: Manager

By:
Name Printed: Todd A. Nagro
Title: Manager
Address: 9115 W. Russell Road, Suite 210
Las Vegas, Nevada
Telephone: (702) 247-1920
Facsimile: ( )
Federal ID No.

On: 4-19-10

By Guarantor(s):
By:
Name Printed: Heath Eliason Heath Eliason
Address:

By:
Name Printed:
Address:

By Master Sublessor:
Joseph L. Lamarca and Jerry E. Polis

By:
Name Printed: Joseph L. Lamarca
Title: Personally

By: Jerry E. Polis
Name Printed: Jerry E. Polis
Title: Personally

NOTICE: These forms are often modified to meet changing requirements of law and industry needs. Always write or call to make sure you are utilizing the most current form: AIR Commercial Real Estate Association, 800 W 6th Street, Suite 800, Los Angeles, CA 90017. Telephone No. (213) 687-8777. Fax No.: (213) 687-8616.

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AIR

NEVADA

ADDENDUM

Date: April 12, 2010

By and Between (SubLessor) ASI Capital Corporation, a Nevada Corporation

(SubLessee) Capital Business Services, Inc., a Nevada Corporation

Address of Premises: 9121 W. Russell Road, Suite 110
Las Vegas, Nevada 89148

Paragraph 13 Improvements: SubLessee shall be taking the Premises in its current "as is" condition with SubLessor verifying that all systems are in good working order. SubLessor, at SubLessor's sole cost and expense, agrees to install building standard blinds (sun shades) throughout the Premises prior to commencement of the Sublease.

14. Signage: SubLessee, at SubLessee's sole cost and expense, shall be allowed to place building lobby directory signage and suite identification signage. All signs must be approved by Master Lessor prior to placement.

15. Fixtures: SubLessor shall leave for SubLessee's use during the term of the Sublease the appliances in the breakroom, including the dishwasher and refrigerator which are in their current "as is" condition.

16. Early Possession: Section 3.1 of the Sublease is hereby amended to include: Should SubLessee open for business prior to June 1, 2010, SubLessor may commence the rent.

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AIR

NEVADA

OPTION(S) TO EXTEND

STANDARD SUBLEASE ADDENDUM

Dated April 12, 2010

By and Between (Lessor) ASI Capital Corporation, a Nevada Corporation

By and Between (Lessee) Capital Business Services, Inc., a Nevada Corporation

Address of Premises: 9121 W. Russell, Suite 110
Las Vegas, Nevada 89145

Paragraph 17

A. **OPTION(S) TO EXTEND:**
SubLessor hereby grants to SubLessee the option to extend the term of this SubLease for 1 additional 10 month period(s) commencing when the prior term expires upon each and all of the following terms and conditions:

(i) In order to exercise an option to extend, SubLessee must give written notice of such election to SubLessor and SubLessor must receive the same at least 3 but not more than 6 months prior to the date that the option period would commence, time being of the essence. If proper notification of the exercise of an option is not given and/or received, such option shall automatically expire. Options (if there are more than one) may only be exercised consecutively.

(ii) The provisions of paragraph 39, including those relating to SubLessee's Default set forth in paragraph 39.4 of this SubLease, are conditions of this Option.

(iii) Except for the provisions of this SubLease granting an option or options to extend the term, all of the terms and conditions of this SubLease except where specifically modified by this option shall apply.

(iv) This Option is personal to the original SubLessee, and cannot be assigned or exercised by anyone other than said original SubLessee and only while the original SubLessee is in full possession of the Premises and without the intention of thereafter assigning or subletting.

(v) The monthly rent for each month of the option period shall be calculated as follows, using the method(s) indicated below: (Check Method(s) to be Used and Fill In Appropriately)

☐ I. **Cost of Living Adjustment(s) (COLA)**
a. On (Fill in COLA Dates): ______

the Base Rent shall be adjusted by the change, if any, from the Base Month specified below, in the Consumer Price Index of the Bureau of Labor Statistics of the U.S. Department of Labor for (select one): ☐ CPI W (Urban Wage Earners and Clerical Workers) or ☐ CPI U (All Urban Consumers), for (Fill in Urban Area):

______ All Items (1982-1984 = 100), herein referred to as "CPI".

b. The monthly rent payable in accordance with paragraph A.I.a. of this Addendum shall be calculated as follows: the Base Rent set forth in paragraph 1.5 of the attached Lease, shall be multiplied by a fraction the numerator of which shall be the CPI of the calendar month 2 months prior to the month(s) specified in paragraph A.I.a. above during which the adjustment is to take effect, and the denominator of which shall be the CPI of the calendar month which is 2 months prior to (select one): ☐ the first month of the term of this Lease as set forth in paragraph 1.3 ("Base Month") or ☐ (Fill in Other "Base Month"):

______ The sum so calculated shall constitute the new monthly rent hereunder, but in no event, shall any such new monthly rent be less than the rent payable for the month immediately preceding the rent adjustment.

c. In the event the compilation and/or publication of the CPI shall be transferred to any other governmental department or bureau or agency or shall be discontinued, then the index most nearly the same as the CPI shall be used to make such calculation. In the event that the Parties cannot agree on such alternative index, then the matter shall be submitted for decision to the American Arbitration Association in accordance with the then rules of said Association and the decision of the arbitrators shall be binding upon the parties. The cost of said Arbitration shall be paid equally by the Parties.

☐ II. **Market Rental Value Adjustment(s) (MRV)**
a. On (Fill in MRV Adjustment Date(s)) ______

the Base Rent shall be adjusted to the "Market Rental Value" of the property as follows:

1) Four months prior to each Market Rental Value Adjustment Date described above, the Parties shall attempt to agree upon what the new MRV will be on the adjustment date. If agreement cannot be reached, within thirty days, then:

(a) Lessor and Lessee shall immediately appoint a mutually acceptable appraiser or broker to establish the new MRV within the next 30 days. Any associated costs will be split equally between the Parties, or

(b) Both Lessor and Lessee shall each immediately make a reasonable determination of the MRV and submit such determination, in

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writing, to arbitration in accordance with the following provisions:

(i) Within 15 days thereafter, Lessor and Lessee shall each select an ☐ appraiser or ☐ broker ("**Consultant**" - check one) of their choice to act as an arbitrator. The two arbitrators so appointed shall immediately select a third mutually acceptable Consultant to act as a third arbitrator.

(ii) The 3 arbitrators shall within 30 days of the appointment of the third arbitrator reach a decision as to what the actual MRV for the Premises is, and whether Lessor's or Lessee's submitted MRV is the closest thereto. The decision of a majority of the arbitrators shall be binding on the Parties. The submitted MRV which is determined to be the closest to the actual MRV shall thereafter be used by the Parties.

(iii) If either of the Parties fails to appoint an arbitrator within the specified 15 days, the arbitrator timely appointed by one of them shall reach a decision on his or her own, and said decision shall be binding on the Parties.

(iv) The entire cost of such arbitration shall be paid by the party whose submitted MRV is not selected, ie. the one that is NOT the closest to the actual MRV.

2) Notwithstanding the foregoing, the new MRV shall not be less than the rent payable for the month immediately preceding the rent adjustment.

b. Upon the establishment of each New Market Rental Value:

1) the new MRV will become the new "Base Rent" for the purpose of calculating any further Adjustments, and
2) the first month of each Market Rental Value term shall become the new "Base Month" for the purpose of calculating any further Adjustments.

☒ **III. Fixed Rental Adjustment(s) (FRA)**
The Base Rent shall be increased to the following amounts on the dates set forth below:

On (Fill in FRA Adjustment Date(s)):	The New Base Rent shall be:
June 1, 2011 - March 31, 2012	$1.00/sf Modified Gross

B. NOTICE:
Unless specified otherwise herein, notice of any rental adjustments, other than Fixed Rental Adjustments, shall be made as specified in paragraph 23 of the Lease.

C. BROKER'S FEE:
The Brokers shall be paid a Brokerage Fee for each adjustment specified above in accordance with paragraph 15 of the Lease and paragraph 1.8 of the Sublease. Brokerage Fee shall be 6% of the Base Sublease value, commission shall be due upon execution of Sublease Agreement Extension. Commission shall be split equally between Prudential Americana Group and Commercial Executives.

NOTICE: These forms are often modified to meet changing requirements of law and industry needs. Always write or call to make sure you are utilizing the most current form: AIR Commercial Real Estate Association, 800 W 6th Street, Suite 800, Los Angeles, CA 90017. Telephone No. (213) 687-8777. Fax No.: (213) 687-8616.

INITIALS

INITIALS

AIR

NEVADA

AIR COMMERCIAL REAL ESTATE ASSOCIATION
GUARANTY OF SUBLEASE

WHEREAS, Asi Capital Corporation, a Nevada Corporation, hereinafter "SubLessor", and Capital Business Services, Inc., a Nevada Corporation, hereinafter "SubLessee", are about to execute a document entitled "SubLease" dated April 12, 2010 concerning the premises commonly known as 9121 W. Russell Road, Suite 110, Las Vegas, Nevada wherein SubLessor will lease the premises to SubLessee, and

WHEREAS, Heath Michael Iliescu hereinafter "Guarantors" have a financial interest in SubLessee, and

WHEREAS, SubLessor would not execute the SubLease if Guarantors did not execute and deliver to SubLessor this Guaranty of SubLease.

NOW THEREFORE, in consideration of the execution of said SubLease by SubLessor and as a material inducement to SubLessor to execute said SubLease, Guarantors hereby jointly, severally, unconditionally and irrevocably guarantee the prompt payment by SubLessee of all rents and all other sums payable by SubLessee under said SubLease and the faithful and prompt performance by SubLessee of each and every one of the terms, conditions and covenants of said SubLease to be kept and performed by SubLessee.

It is specifically agreed by SubLessor and Guarantors that: (i) the terms of the foregoing SubLease may be modified by agreement between SubLessor and SubLessee, or by a course of conduct, and (ii) said SubLease may be assigned by SubLessor or any assignee of SubLessor without the consent of or notice to Guarantors and that this Guaranty shall guarantee the performance of said SubLease as so modified.

This Guaranty shall not be released, modified or affected by the failure or delay on the part of SubLessor to enforce any of the rights or remedies of the SubLessor under said SubLease.

No notice of default by SubLessee under the SubLease need be given by SubLessor to Guarantors, it being specifically agreed that the guarantee of the undersigned is a continuing guarantee under which SubLessor may proceed immediately against SubLessee and/or against Guarantors following any breach or default by SubLessee or for the enforcement of any rights which SubLessor may have as against SubLessee under the terms of the SubLease or at law or in equity.

SubLessor shall have the right to proceed against Guarantors following any breach or default by SubLessee under the SubLease without first proceeding against SubLessee and without previous notice to or demand upon either SubLessee or Guarantors.

Guarantors hereby waive (a) notice of acceptance of this Guaranty, (b) demand of payment, presentation and protest, (c) all right to assert or plead any statute of limitations relating to this Guaranty or the SubLease, (d) any right to require the SubLessor to proceed against the SubLessee or any other Guarantor or any other person or entity liable to SubLessor, (e) any right to require SubLessor to apply to any default any security deposit or other security it may hold under the SubLease, (f) any right to require SubLessor to proceed under any other remedy SubLessor may have before proceeding against Guarantors, (g) any right of subrogation that Guarantors may have against SubLessee.

Guarantors do hereby subordinate all existing or future indebtedness of SubLessee to Guarantors to the obligations owed to SubLessor under the SubLease and this Guaranty.

If a Guarantor is married, such Guarantor expressly agrees that recourse may be had against his or her separate property for all of the obligations hereunder.

The obligations of SubLessee under the SubLease to execute and deliver estoppel statements and financial statements, as therein provided, shall be deemed to also require the Guarantors hereunder to do and provide the same to SubLessor. The failure of the Guarantors to provide the same to SubLessor shall constitute a default under the SubLease.

The term "SubLessor" refers to and means the SubLessor named in the SubLease and also SubLessor's successors and assigns. So long as SubLessor's interest in the SubLease, the leased premises or the rents, issues and profits therefrom, are subject to any mortgage or deed of trust or assignment for security, no acquisition by Guarantors of the SubLessor's interest shall affect the continuing obligation of Guarantors under this Guaranty which shall nevertheless continue in full force and effect for the benefit of the mortgagee, beneficiary, trustee or assignee under such mortgage, deed of trust or assignment and their successors and assigns.

The term "SubLessee" refers to and means the SubLessee named in the SubLease and also SubLessee's successors and assigns.

Any recovery by SubLessor from any other guarantor or insurer shall first be credited to the portion of SubLessee's indebtedness to SubLessor which exceeds the maximum liability of Guarantors under this Guaranty.

No provision of this Guaranty or right of the SubLessor can be waived, nor can the Guarantors be released from their obligations except in writing signed by the SubLessor.

Any litigation concerning this Guaranty shall be initiated in a state court of competent jurisdiction in the county in which the subleased premises are located and the Guarantors consent to the jurisdiction of such court. This Guaranty shall be governed by the laws of the State in which the subleased premises are located and for the purposes of any rules regarding conflicts of law the parties shall be treated as if they were all residents or domiciles of such State.

In the event any action be brought by said SubLessor against Guarantors hereunder to enforce the obligation of Guarantors hereunder, the unsuccessful party in such action shall pay to the prevailing party therein a reasonable attorney's fee. The attorney's fee award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees reasonably incurred.

If any Guarantor is a corporation, partnership, or limited liability company, each individual executing this Guaranty on said entity's behalf represents and warrants that he or she is duly authorized to execute this Guaranty on behalf of such entity.

If this Form has been filled in, it has been prepared for submission to your attorney for his or her approval. No representation or recommendation is made by the AIR Commercial Real Estate Association, the real estate broker or its agents or employees as to the legal sufficiency, legal effect, or tax consequences of this Form or the transaction relating thereto.

Executed at: Las Vegas, NV	By: [signature]
On: 4-18-10	Name Printed: Heath Michael Iliescu
Address: 7215 W. Sahara Ave St 100	SS# 206-50-0367
	"GUARANTORS"